SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

       December 20, 2001

(Date of earliest event reported)

TEXTRON INC.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5480 (Commission File Number)	05-0315468 (I.R.S. Employer Identification No.)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices including zip code)

         (401) 421-2800
(Registrant's telephone number including area code)

                          N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On December 20, 2001, Textron completed the sale of its Automotive Trim business to Collins & Aikman Products Co. ("C&A Products"), a subsidiary of Collins & Aikman Corporation ("C&A Corporation"), pursuant to a Purchase Agreement (the "Purchase Agreement") by and among Textron, C&A Corporation and C&A Products. Pursuant to the Purchase Agreement, Textron will receive $800 million in a combination of $625 million in cash, a transfer of $88 million indebtedness and $87 million in lease financing. In addition, Textron will receive preferred shares of C&A Products with a face value of $326 million and 18 million shares of C&A Corporation common stock. Textron will also retain a 50% interest in an Italian joint venture, which Textron will have the right to sell to C&A Products for $23.1 million at a future date.

The Purchase Agreement also includes a provision that entitles Textron Inc. to an additional cash payment of up to $125 million to be calculated based on C&A Corporation's operating results for the five year period ending fiscal 2006.

The lease financing involves approximately $87 million of equipment used by the Automotive Trim business that will be retained by Textron and leased back to the business through Textron Financial Corporation.

A copy of the Purchase Agreement is filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits
(b)	Pro Forma Financial Information

The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 29, 2001 and the fiscal year ended December 30, 2000 and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 29, 2001 were prepared to illustrate the estimated effects of the sale. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 30, 2000 and for the nine months ended September 29, 2001 have been prepared to give effect to the sale of the Automotive trim business as if it had occurred on January 2, 2000 and December 31, 2000, respectively. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 29, 2001 has been prepared to give effect to the sale as if it had occurred on such date.

The unaudited pro forma condensed consolidated financial statements have been presented for informational purposes only and do not purport to indicate what the Company's results of operations or financial position would have been if the transaction had in fact occurred on the dates indicated or to project the Company's results of operations for any future period or any future date. The unaudited pro forma adjustments are based upon available information and upon certain assumptions stated in the notes thereto that the Company believes are reasonable. The unaudited pro forma condensed financial statements should be read in conjunction with the consolidated financial statements of the Company and related notes included in the Company's fiscal 2000 Annual Report.

TEXTRON INC.
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
September 29, 2001
(Dollars in millions)

	Textron Inc.	Automotive Trim Business (A)	Pro Forma Adjustments	Adjusted Pro Forma
Assets
Textron Manufacturing
Cash and cash equivalents	$261	$(36)	$343 (B)	$568
Commercial and U.S. government receivables, net	1,500	(237)		1,263
Inventories	2,018	(43)		1,975
Other current assets	443	(43)		400
Total current assets	4,222	(359)	343	4,206
Property, plant, and equipment, net	2,560	(483)		2,077
Intangibles, net	2,183	(184)		1,999
Other assets	1,548	(113)	278 (C)	1,713
Total Textron Manufacturing assets	10,513	(1,139)	621	9,995
Textron Finance
Cash	38			38
Finance receivables, net	5,780		87 (D)	5,867
Other assets	807			807
Total Textron Finance assets	6,625		87	6,712
Total assets	$17,138	$(1,139)	$708	$16,707
Liabilities and shareholders' equity
Liabilities
Textron Manufacturing
Current portion of long-term debt and short-term debt	$1,353	$(44)	$(404) (E)	$905
Accounts payable and accrued liabilities	2,583	(374)	196 (F)	2,405
Total current liabilities	3,936	(418)	(208)	3,310
Other liabilities	1,876	(144)	33 (G)	1,765
Long-term debt	1,475	(5)		1,470
Total Textron Manufacturing liabilities	7,287	(567)	(175)	6,545
Textron Finance
Other liabilities	722			722
Debt	4,886		77 (D)	4,963
Total Textron Finance liabilities	5,608		77	5,685
Total liabilities	12,895	(567)	(98)	12,230
Textron Finance - mandatorily redeemable preferred securities of Finance subsidiary holding debentures	28			28
Textron - obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Textron junior subordinated debt securities	485			485
Shareholders' equity
Capital stock:
Preferred stock	11			11
Common stock	25			25
Capital surplus	1,059			1,059
Retained earnings	5,618		242 (H)	5,860
Accumulated other comprehensive loss	(214)		(8) (H)	(222)
	6,499		234	6,733
Less cost of treasury shares	2,769			2,769
Total shareholders' equity	3,730		234	3,964
Total liabilities and shareholders' equity	$17,138	$(567)	$136	$16,707
Common shares outstanding	141,227,000			141,227,000

See notes to pro forma condensed consolidated financial statements.

TEXTRON INC.
Pro Forma Condensed Consolidated Statement of Operations (unaudited)
or the Year Ended December 30, 2000
(Dollars in millions, except per share amounts)

	Textron Inc.	Automotive Trim Business (A)	Pro Forma Adjustments		Adjusted Pro Forma
Revenues
Manufacturing revenues	$12,399	$(1,842)	$		$10,557
Finance revenues	691			8 (I)	699
Total revenues	13,090	(1,842)		8	11,256
Costs and expenses
Cost of sales	10,065	(1,602)			8,463
Selling and administrative	1,445	(84)		(12) (J)	1,349
Interest, net	486			(24) (K)	462
Special charges, net	483	(27)			456
Total costs and expenses	12,479	(1,713)		(36)	10,730
Income from continuing operations before income taxes and distributions on preferred securities of subsidiary trusts	611	(129)		44	526
Provision for income taxes	(308)	60		(16) (L)	(264)
Distribution on preferred securities of subsidiary trusts, net of income taxes	(26)				(26)
Income from continuing continuing operations	$277	$(69)		$28	$236
Income from continuing operations per common share:
Basic	$1.92				$1.67
Diluted	$1.90				$1.64
Average shares outstanding:
Basic	143,923,000			(2,336,000) (M)	141,587,000
Diluted	146,150,000			(2,336,000) (M)	143,814,000

See notes to the pro forma condensed consolidated financial statements.

TEXTRON INC.
Pro Forma Condensed Consolidated Statement of Operations (unaudited)
For the Nine Months Ended September 29, 2001
(Dollars in millions, except per share amounts)

	Textron Inc.	Automotive Trim Business (A)		Pro Forma Adjustments		Adjusted Pro Forma
Revenues
Manufacturing revenues	$8,625		$(1,200)	$		$7,425
Finance revenues	513				6 (I)	519
Total revenues	9,138		(1,200)		6	7,944
Costs and expenses
Cost of sales	7,262		(1,077)		10 (J)	6,195
Selling and administrative	1,124		(57)		(9) (J)	1,058
Interest, net	340				(18) (K)	322
Special charges, net	415		(9)			406
Total costs and expenses	9,141		(1,143)		(17)	7,981
Loss from continuing operations before income taxes and distributions on preferred securities of subsidiary trusts	(3)		(57)		23	(37)
Provision for income taxes	(69)		21		(8) (L)	(56)
Distribution on preferred securities of subsidiary trusts, net of income taxes	(19)					(19)
Net loss	$(91)		$(36)		$15	(112)
Net loss per common share:
Basic and diluted	$(.65)	$		$		$(.81)
Average shares outstanding:
Basic and diluted	140,985,000				(2,281,000) (M)	138,704,000

See notes to the pro forma condensed consolidated financial statements.

TEXTRON INC.
Notes to the Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Note 1      Pro Forma Adjustments

A.     To eliminate the carrying value of the assets and liabilities and the operating results of the Automotive Trim business.

B.     To record cash proceeds from the sale including financing by TFC (see D below), net of cash used to repurchase debt.

C.     To record (1) an investment of $237 million for the receipt of preferred shares of C&A Products valued at fair value ($147 million) and 18 million shares of C&A Corporation common stock valued at a cost of $5 per share ($90 million); (2) an investment of $15 million for the 50% retained interest in Textron Automotive Holdings Italy S.r.l.; and (3) a $26 million deferred tax asset.

D.     To record $77 million in debt financing by Textron Finance which was utilized to acquire equipment from the Automotive Trim business. This equipment was then leased back to the Automotive Trim business resulting in an $87 million finance receivable.

E.     To record the use of proceeds to pay down outstanding debt.

F.     To record accrual for $56 million in transaction costs and $140 million in taxes.

G.     To record obligations retained by Textron Inc.

H.     To record the after-tax gain on the sale and eliminate the $8 million cumulative translation adjustment for Textron's investment in the net assets sold.

I.     To record financing income for the equipment lease.

J.     To record other income and expenses related to retained operations and assets.

K.     To record a reduction in interest expense of $22 million for the nine months ended September 29, 2001 and $29 million for the year ended December 30, 2000 due to a $453 million reduction in outstanding debt at an average interest rate of 6.5%. This reduction is offset by additional interest expense of $4 million for the nine months ended September 29, 2001 and $5 million for the year ended December 30, 2000 on the $77 million in debt at Textron Finance.

L.     To record the income tax impact for the adjustments in footnote (I) through (K).

M.     To record the use of proceeds to buy back approximately four million shares of the Company's common stock pro rata over the first nine months of the respective periods using the average monthly historical stock price.

(c)	Exhibit No.	Exhibit
2.1

Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and among Textron Inc., Collins & Aikman Corporation and Collins & Aikman Products Co., including Exhibit 1 (Certificate of Designation of the Series A Redeemable Preferred Stock, the Series B Redeemable Preferred Stock and the Series C Redeemable Preferred Stock) and Exhibit 7 (Asset Purchase Agreement dated as of August 7, 2001, as amended and restated November 30, 2001, by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc.).

NOTE: The Table of Contents of the Purchase Agreement listed as Exhibit 2.1 contains a list briefly identifying the contents of all omitted schedules and exhibits. Textron will supplementally furnish a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC. (Registrant)

Date: January 4, 2002	/s/ R. L. Yates
Name: R. L. Yates Title: Vice President and Controller (principal accounting officer)

INDEX TO EXHIBITS

Exhibit No.	Exhibit
2.1

Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and among Textron Inc., Collins & Aikman Corporation and Collins & Aikman Products Co., including Exhibit 1 (Certificate of Designation of the Series A Redeemable Preferred Stock, the Series B Redeemable Preferred Stock and the Series C Redeemable Preferred Stock) and Exhibit 7 (Asset Purchase Agreement dated as of August 7, 2001, as amended and restated November 30, 2001, by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc.).

NOTE: The Table of Contents of the Purchase Agreements listed in Exhibit 2.1 contains a list briefly identifying the contents of all omitted schedules and exhibits. Textron will supplementally furnish a copy of any omitted schedule or exhibit to the Commission upon request